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                                                                 EXHIBIT 10.24



                AGREEMENT FOR PROFESSIONAL PATHOLOGY SERVICES

        THIS AGREEMENT is made this 1st day of November 1996, by and between SmithKline Beecham Clinical Laboratories, Inc., a Delaware corporation, with a principal office located at 4225 East Flower Avenue, Tampa, Florida 36617 ("SBCL") and AmeriPath Florida, Inc. Derrick and Associates Pathology, a corporation organized under the laws of the state of Florida with a principal facility located at 8100 Chancellor Drive, Suite 130, Orlando, Florida 32809 ("AmeriPath").

                                  WITNESSETH

        WHEREAS, SBCL is a corporation organized under the laws of the state of Delaware which owns and operates or manages clinical laboratories or provides laboratory services, management support and reference testing to laboratories which perform various tests for the purpose of providing information for the diagnosis, prevention or treatment of disease or the assessment of medical conditions; and

        WHEREAS, AmeriPath is a professional corporation organized under the laws for the state of Florida, which employs physicians who are duly licensed to practice medicine in the State of Florida and specialists that are Board Certified in the fields of anatomic and clinical pathology; and

        WHEREAS, SBCL owns laboratory facilities located in Florida (the "Laboratories") for which professional pathology services and other medical services are needed from time to time to ensure its proper operation; and

        WHEREAS, AmeriPath owns a licensed laboratory facility located at 8100 Chancellor Drive, Suite 130, Orlando, Florida 32809 ("Orlando Laboratory") in which anatomic pathology services are provided;

        WHEREAS, SBCL desires to contract with AmeriPath for the provision by AmeriPath of anatomic pathology services to SBCL and to compensate AmeriPath; and

        WHEREAS, AmeriPath desires to provide anatomic pathology services to SBCL; and

        WHEREAS, AmeriPath and SBCL desire to provide a statement of their respective rights, obligations and duties in connection with the performance of services hereunder.

        NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

A.      RESPONSIBILITIES OF AMERIPATH

        1.      Services:       AmeriPath agrees to provide professional
anatomic pathology services (including histological and cytological services to SBCL as SBCL shall from time-to-time request. Such medical services will include, without limitation, the professional aspects of tissue pathology and cytology and professional consultations and shall be performed only on site at (site(s) licensed for anatomic pathology under federal regulations and by the state of Florida. AmeriPath agrees that it will provide written [or electronic] reports to SBCL with respect to its findings as to all tissue specimens by AmeriPath. Such reports shall set forth the name and address of the facility where the examination was performed and the Unique Physician Identification Numbers ("UPINs") of the physicians rendering the professional anatomic pathology services.
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AMERIPATH DBA DERRICK AND ASSOCIATES PATHOLOGY
SMITHKLINE BEECHAM CLINICAL LABORATORIES
OCTOBER, 96
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AmeriPath shall at all times have members or engage physicians in numbers sufficient for such purposes and in numbers sufficient to meet any and all applicable federal, state or local regulations.

        2.      Specimen Handling:    AmeriPath agrees to provide specimen
receiving and computer accessioning services for all cytology and history specimens. The accessioning will be performed on the SBCL "Top Lab" system following established SBCL procedures.

        3.      Licensure and Certification.     All members and professional
employees of AmeriPath shall be licensed to practice medicine in the state of Florida and shall be Board Certified pathologists, and shall maintain any other licensing required by applicable laws or regulations to provide services under this Agreement. At all times during the term of this Agreement and any renewal thereof, all cytotechnologists employed by AmeriPath, if any, shall be Licensed by the state of Florida, if such licensing exists, and any other applicable Federal, state or local regulations, and also be registered or eligible for registration by the American Society of Clinical Pathologists and shall meet the standards set forth in 42 CFR 493.1433-1437 and any amendments or revisions thereto. The medical services to be provided hereunder shall be rendered in accordance with the professional standards adopted by the College of American Pathologists. AmeriPath will maintain appropriate licenses and certifications necessary to operate the pathology services and laboratories.

        4. Quality Assurance and Document/Slide Retention. All services provided by AmeriPath hereunder will be conducted in accordance with the applicable laws and regulations pertaining to the services provided under this Agreement. All services provided by AmeriPath hereunder will be conducted in such a way as to fulfill all SBCL quality assurance requirements (including, without limitation, the requirement that results or cytological findings be reported using the then current Bethesda System), and AmeriPath agrees to participate in all SBCL quality assurance efforts. Further, AmeriPath agrees to abide by SBCL's document and slide retention policies/protocols, and with the requirements of all applicable laws and regulations pertaining to document /slide retention. Upon receipt of a request for documents and/or slides, AmeriPath shall immediately notify SBCL of the request and shall coordinate the release of such documents, slides and/or any information pertaining thereto with the SBCL well in advance of such release.

        5.      Nondisclosure of Proprietary Information.

                a.      Proprietary Information.        Ameripath acknowledges
that this Agreement creates a relationship of confidence and trust between the parties with respect to any information disclosed by SBCL to AmeriPath during the course of this Agreement including, but not limited to, secret processes, formulas, trade secrets, techniques, inventions (whether or not patentable) and know-how (hereinafter collectively called "proprietary information").
AmeriPath agrees to hold such proprietary information communicated to it by SBCL and documents containing it such as customer lists, specifications, sales and service manuals, samples and correspondence, in trust and confidence at all times during the term of this Agreement and after its termination and will refrain from using or disclosing any such proprietary information except when acting pursuant to this Agreement.

                b. Nondisclosure. All proprietary information received from SBCL either prior to this Agreement or during its existence shall remain the property of SBCL, shall be treated as proprietary by AmeriPath, shall be treated with the same degree of care with which AmeriPath treats its own proprietary information, and shall not be divulged or disclosed to others except with the prior written consent of SBCL. AmeriPath agrees that it will not, without prior written consent of SBCL, communicate proprietary information to any person or organization other than to those of AmeriPath's partners, associates, employees, agents or representatives to whom it shall be necessary to disclose it in order to carry out the purposes of this Agreement. AmeriPath

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AMERIPATH DBA DERRICK AND ASSOCIATES PATHOLOGY
SMITHKLINE BEECHAM CLINICAL LABORATORIES
OCTOBER 96
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agrees to use its best efforts to prevent its partners, associates, employees, agents or representatives from disclosing any proprietary information to any other person or organization. AmeriPath will promptly return all such proprietary information provided in written form upon the written demand by SBCL.

        e. Exceptions. The provisions of this paragraph 4 shall not apply to the extent (i) the information is in the public domain or is publicly known,
(ii) AmeriPath obtains said information from a third party who is not under any duty of confidentiality, (iii) any disclosure is made with the consent of SBCL or is otherwise required in order for AmeriPath to fulfill its duties and obligations under this Agreement, or (iv) AmeriPath is compelled to do so by legal process or the disclosure is otherwise required by applicable law. However, in such cases AmeriPath will give SBCL prior written notification of its disclosure.

B.  RESPONSIBILITIES OF SBCL


        1. Fees and Billing. The schedule of fees set forth in Exhibit A attached hereto shall represent AmeriPath's full compensation for all services provided by AmeriPath under this Agreement. Such fee schedule may be renegotiated annually, on the anniversary date of the contract, to take effect within 60 days of Agreement each year and to remain in effect for the succeeding twelve (12) month period. Any change in the fee schedule must be approved in writing by both parties. Such fee schedule must at all times, comply with all applicable laws, rules, regulations and contractual arrangements with third-party payors. SBCL and AmeriPath agree to renegotiate the fee schedule in good faith.

AmeriPath shall invoice SBCL on a monthly basis. Within twenty (20) days after SBCL's receipt of each invoice, SBCL will pay AmeriPath an amount equal to the total professional and technical fees for services performed during the preceding month in accordance with the fee schedule set forth in Exhibit A. AmeriPath shall use electronic interface for transmitting invoices to SBCL including the CPT codes of services provided.

        2. Billing Penalty: AmeriPath has agreed to provide a PAP smear final report to SBCL within 21 calendar days of receiving the slide in the AmeriPath facility. If the turnaround time exceeds 21 calendar days, SBCL will notify AmeriPath in writing of this Problem. AmeriPath has one week to correct the problem without penalty. After one week, a penalty of 5% of the PAP smear fee will be imposed until the turnaround time is corrected to less than 21 calendar days.

        3. Renewal: If this Agreement is not renewed or SBCL terminates this Agreement to obtain another provider for cytology and histology testing, other than for reasons of non-performance or quality assurance, SBCL shall provide AmeriPath a right of first refusal to provide those services at the same rate.

        4. Services: SBCL shall provide the following services or perform the following obligations on an ongoing basis during the term of this Agreement and any renewals thereof;

                a. all supplies, including but not limited to, glass slides, slide holders, collection supplies, regulations slips, reporting forms and other supplies as needed by SBCL clients, at no cost to AmeriPath;

                b. distribution services which include courier and report delivery, at no cost to AmeriPath (such courier services shall apply to all clients of AmeriPath and shall be of such obligations under this Agreement);


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AMERIPATH DBA DERRICK AND ASSOCIATES PATHOLOGY
SMITKLINE BEECHAM CLINICAL LABORATORIES
OCTOBER, 96
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                c.      installation of the necessary telephone lines into
AmeriPath to be used solely for the purpose of carrying out the terms of this Agreement (SBCL shall permit AmeriPath to utilize its Florida Watts line for the purpose of carrying out this Agreement), at no cost to AmeriPath;

                d. data processing capabilities necessary for handling the patient demographic, billing and clinical information.

                e. access to computer programmers and analysts as required to set up and maintain the information interfaces described in this agreement.

        5. Nonsolicitation. During the term of this Agreement and any renewals thereof and continuing for a period of one (1) year following expiration, nonrenewable or termination of this Agreement, SBCL agrees not to solicit directly or indirectly the services, including employment or consulting agreements, or any person employed by or under contract with AmeriPath without the consent of AmeriPath. AmeriPath agrees not to solicit directly or indirectly the SBCL clients to which it gains access as a result of this Agreement unless agreed to in writing by SBCL.

        6. Exclusive Vendor. In the areas which are subject to this Agreement (which would include such additional areas as may from time to time be subject to this Agreement (which would include such additional areas as may from time to time be subject to this Agreement), AmeriPath shall be the exclusive vendor of pathology services to SBCL and SBCL clients. As such, SBCL shall refer to AmeriPath all specimens for anatomic pathology services in said areas for AmeriPath to provide said services hereunder. Listing of exclusive areas are noted on Exhibit B. AmeriPath shall be given the right of first refusal to bid on certain managed care contracts for the "carve out" of anatomic pathology services.

C.      PROFESSIONAL LIABILITY INSURANCE AND NOTICE

        1. Professional Liability Insurance Coverage. Each party shall obtain and maintain at its own expense respectively, professional liability insurance, or in the case of SBCL only self-insurance, in the minimum amount of One Million Dollars ($1,000,000) per claim/occurrence and Five Million Dollars ($5,000,000) per in the aggregate to cover said party for any and all liability it may have with respect to the provision of services pursuant to this Agreement or with respect to its responsibilities hereunder or any services performed by AmeriPath for or on behalf of SBCL. AmeriPath agrees to furnish SBCL upon request with a current and valid certificate of endurance relating to the extent of professional liability coverage called for under this Agreement. In the event of termination or nonrenewal of this Agreement, if AmeriPath did not maintain insurance on a claims-made basis for the full term of this Agreement (as is required under this Agreement), AmeriPath shall provide a reporting endorsement of "tail" coverage relating to AmeriPath's duties under this Agreement.

        2. Notice. Each party hereto shall promptly notify the other in writing of any claim asserted against the other party, or any of either party's employees, agents, servants or representatives, relating to the services provided under this Agreement of the responsibilities hereunder, and further shall promptly deliver to the other party a true copy of any such claim including, but not limited to, a true copy of any summons or other process, pleading or notice issued in any lawsuit or other proceeding to assert or enforce any such claim.

D.      TERM AND TERMINATION

        1.      Initial Term and Renewal.       This Agreement shall commence
on the 1st day of November, 1996 and shall remain in effect for an initial term of two (2) years. Thereafter, this Agreement shall automatically renew for successive terms of three (3) years subject to all terms and



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AMERIPATH DBA DERRICK AND ASSOCIATES PATHOLOGY
SMITHKLINE BEECHAM CLINICAL LABORATORIES
OCTOBER, 96
PAGE 5

conditions herein contained (except that the fees provided for in paragraph B.1, above are subject to review and adjustment on an annual basis), unless and until either AmeriPath or SBCL shall give the other party written notice not less than ninety (90) days prior to expiration of the then current term of its intention to terminate this Agreement as of the expiration of the initial term or any subsequent term.

        2.      Termination.    This Agreement will immediately and
automatically terminate on and as of the date of any of the following occur:

                a.      Default.        Failure of either party to comply with
any of the material terms of this Agreement after thirty (30) days written notice of such failure or violation by the other party giving notice of such default or noncompliance and written notice of its intention to so terminate, unless within such thirty (30) day period the defaulting party has cured such default; or

                b.      Discontinuance of Operations.   Discontinuance of its
operations by either party by law or otherwise for a period of fifteen (15) or more days; or

                c.      Bankruptcy.     The filing of a petition in bankruptcy
by either party or the making by either party of an assignment for the benefit of creditors; or if any involuntary petition in bankruptcy or petition for an arrangement pursuant to the Bankruptcy Act is filed against either party and is not dismissed within thirty (30) days; or if a receiver is appointed for the business of either party, or any party thereof.

                d. SBCL may terminate this Agreement immediately without written notice to AmeriPath as the date of any of the following occur:

                        1. any physician employee or physician contractor of AmeriPath is charged with gross misconduct of either a professional or personal nature, or engages in other conduct which is grounds for immediate discharge without pay under SBCL's personnel policies; or

                        2. any physician employee or physician contractor of AmeriPath is convicted of a crime other than a minor traffic violation; or

                        3. any physician employee or physician contractor of AmeriPath providing services under this Agreement has his or her right to practice medicine in the State either suspended, revoked, or placed under probation, or is excluded from the Medicare or Medicaid programs, or fails to maintain his or her standing as a Board-Certified clinical and anatomic pathologist or licensed cytotechnologies; or

                        4. any physician employee or physician contractor providing services under this Agrement has a guardian or conservator of the person or estate appointed by a court of competent jurisdiction; or

                        5. any physician employee or physician contractor of AmeriPath becomes permanently disabled to the extent her or she is unable to perform the duties required by this Agreement.

This subparagraph d. shall not apply if, within ten (10) days after SBCL's termination, AmeriPath cures the above circumstances in regard to said particular physician employee or physician contractor either terminates said person or confirms to SBCL in writing that said person will no longer be involved in the rendering of services to SBCL under this Agreement and the continued association or employment by AmeriPath shall not have a material adverse effect on AmeriPath's ability to perform or on SBCL's reputation.




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AMERIPATH DBA DERRICK AND ASSOCIATES PATHOLOGY
SMITHKLINE BEECHAM CLINICAL LABORATORIES
OCTOBER, 96
PAGE 6

        e. In the event SBCL proposes to furnish to AmeriPath additional cytology and histology tests resulting in a substantial increase in number over that set forth herein or from that previously agreed to between SBCL and AmeriPath, the parties will agree to cooperate and work together so that AmeriPath shall have time within which to increase its capacity to handle said increase.

E.  MISCELLANEOUS

    1. Nonbreach. Each party represents and warrants that execution of and performance under this Agreement shall not constitute or cause a breach of any other agreement between that party and any third party.

    2. Entire Agreement: Amendments. This Agreement contains the entire understanding between the parties hereto and supersedes any and all prior agreements, understandings and arrangements between the parties relating to the subject matter hereof. No amendment, change, modification or alteration of the terms and conditions hereof shall be binding unless evidenced by a writing signed by all the parties hereto.

    3. Waiver. The failure of any party to this Agreement to exercise or enforce any right conferred upon it hereunder shall not be deemed to be a waiver of any such right nor operate to bar the exercise or performance thereof at any time or times thereafter, nor shall a waiver of any right hereunder at any given time, including rights to any payments, be deemed a waiver thereof for any other time.

    4. Force Majeure. No party to this Agreement shall be liable for failure to perform any duty or obligation that said party may have under the Agreement where such failure has been occasioned by any act of God, fire, strike, inevitable accident, war or any cause outside the reasonable control of the party who had the duty to perform.

    5. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable by a court of competent jurisdiction, the parties shall, if possible, agree on a legal, valid and enforceable substitute provision which is as similar in effect to the deleted provision as possible. The remaining portion of the Agreement not declared illegal, invalid or unenforceable shall, in any event, remain valid and effective for the term remaining unless the provision found illegal, invalid or unenfoceable goes to the essence of this Agreement.

    6. Assignment. Without prior written consent of other party hereto, neither party may assign any of its rights or delegate any of its obligations hereunder. Notwithstanding anything to the contrary herein contained, SBCL may assign its rights hereunder to SBCL or any of its affiliated companies without the consent of AmeriPath. Subject to the foregoing, this Agreement inures to the benefit of, and is binding upon, the successors and assigns of the parties hereto.

    7. Legislative/Regulatory Modification. In the event Medicare, Medicaid or any third-party payor, or any other federal, state or local law, rule, regulation or interpretation thereof at any time during the term of this Agreement prohibits, restricts or in any way substantially changes the method or amount of reimbursement or payment for services under this Agreement, then this Agreement shall, in good faith, be amended by the parties to provide for payment of compensation in a manner consistent with any such prohibition, restriction or limitation. If as a result of any such prohibition, restriction or change AmeriPath incurs additional costs, SBCL shall compensate AmeriPath for such additional costs. However, if as a result of any costs, SBCL shall compensate AmeriPath for such additional costs. However, if as a result of any such prohibition, restriction or change AmeriPath's costs are reduced, AmeriPath shall pay SBCL an amount equal to such reduction. With respect to any such prohibitions, restrictions or changes that require amendment of this Agreement, if this Agreement is not so amended in writing prior to the effective date of said change, this Agreement shall terminate, unless otherwise agreed upon.

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AMERIPATH DBA DERRICK AND ASSOCIATES PATHOLOGY
SMITHKLINE BEECHAM CLINICAL LABORATORIES
OCTOBER 96
PAGE 7

        8. Notice. All notices hereunder shall be in writing, personally delivered or sent by certified mail, return receipt requested, addressed to the other party as follows:


            If to AmeriPath:    AmeriPath dba Derrick and Associates Pathology
                                8100 Chancellor Drive, Suite #130
                                Orlando, FL 32809
                                Attention:  Sherry R. Larson, COO

            If to SBCL:         General; Manager
                                SmithKline Beecham Clinical Laboratories, Inc.
                                4225 East Fowler Avenue
                                Tampa, FL 33617
                                Attention:  Doug Elhart

            With a copy to:     SmithKline Beecham
                                Law Department (FP2225)
                                One Franklin Plaza
                                P.O. Box 7929
                                Philadelphia, Pennsylvania 19101
                                Attention:  Jan M. Festa, Esq.

                                and

                                Foley and Lardner
                                111 North Orange Avenue
                                P.O. Box 2193
                                Orlando, FL 32802-2193
                                Attention:   Chris Rolle, Esq.

Either party may change its address to which notices shall be sent by a notice similarly sent.

        9. Execution in Counterpart. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        10. Section Headings. Section headings contained in this Agreement for reference purposes only and shall not affect, in any way, the meaning and interpretation of this Agreement.

        11.  Parties as Independent Contractors.  The parties to this
Agreement understand and agree that no agency, employment, partnership or joint venture is created by this Agreement, and the businesses operated by SBCL and AmeriPath are separate. The parties further agree that neither party is the general agent of the other and no representation shall be made by either party that would create apparent agency, employment, partnership or joint venture. Neither party will have the authority to act for the other in any manner, nor to create obligations or debts that would be binding upon the other.

        12. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall in all respects be governed by the substantive law of the state of Florida, including all matters of construction, validity and performance, but without giving effect to Florida choice-of-law or conflict-of-law principles.
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AMERIPATH DBA DERRICK AND ASSOCIATES PATHOLOGY
SMITHKLINE BEECHAM CLINICAL LABORATORIES
OCTOBER 96
PAGE 8

        13. No Third Party Beneficiaries. This Agreement is solely between SBCL and AmeriPath, and no other parties shall have any rights or privileges hereunder either as third party beneficiaries or otherwise.

        IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this Agreement in duplicate effective as of the date first above written, each party to retain a duplicate original/.

                                        SMITHKLINE BEECHAM CLINICAL
                                        LABORATORIES, INC. ("SBCL")


                                        By:  /s/ John B. Okkese, Jr.
                                            -----------------------------------
                                        Name:  John B. Okkese, Jr.
                                              ---------------------------------
                                        Title: Vice President
                                              ---------------------------------


                                        AMERIPATH FLORIDA INC., DBA
                                        DERRICK AND ASSOCIATES PATHOLOGY
                                        ("AMERIPATH")


                                        By: /s/  SHERRY LARSON
                                            -----------------------------------
                                        Name:  Sherry Larson
                                        Title:  CCO